                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-47397 and 333-30880) of Ivex Packaging Corporation of our report dated January 27, 2000 relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 27, 2000 relating to the financial statement schedules, which appears in this Form 10-K.

/S/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chicago, Illinois
March __, 2000